Exhibit 21.1

SUBSIDIARIES OF WELBILT, INC.
AS OF FEBRUARY 22, 2019

Entity Name	State or other Jurisdiction of Incorporation or Organization
1. Appliance Scientific, Inc.	Delaware
2. Avaj International Holding AB	Sweden
3. Beleggingsmaatschappij Interrub B.V.	Netherlands
4. Berisford Holdings Limited	United Kingdom
5. Berisford Property Development (USA) Ltd.	New York
6. Boek-en Offsetdrukkerij Kuyte B.V.	Netherlands
7. Charles Needham Industries Inc. (TX)	Texas
8. Cleveland Range Ltd. (Canada)	Canada
9. Cleveland Range, LLC (DE)	Delaware
10. Convotherm Elecktrogerate GmbH	Germany
11. Convotherm India Private Limited	India
12. Crem International (Shanghai) Co., Ltd.	China
13. Crem International AB	Sweden
14. Crem International AS	Norway
15. Crem International B.V.	Netherlands
16. Crem International GmbH	Germany
17. Crem International Holding AB	Sweden
18. Crem International Spain, S.L.	Spain
19. Crem International UK Ltd.	United Kingdom
20. Enodis Corporation	Delaware
21. Enodis Group Holdings US, Inc.	Delaware
22. Enodis Group Limited.	United Kingdom
23. Enodis Hanover	United Kingdom
24. Enodis Holdings Inc.	Delaware
25. Enodis Holdings Limited	United Kingdom
26. Enodis Industrial Holdings Limited	United Kingdom
27. Enodis International Limited	United Kingdom
28. Enodis Investments Limited	United Kingdom
29. Enodis Maple Leaf Ltd.	United Kingdom
30. Enodis Nederland B.V.	Netherlands
31. Enodis Oxford	United Kingdom
32. Enodis Property Developments Limited	United Kingdom
33. Enodis Property Group Limited	United Kingdom
34. Enodis Regent	United Kingdom
35. Enodis Strand Ltd.	United Kingdom
36. Enodis Technology Center, Inc.	Delaware
37. Fabristeel (M) Sdn Bhd	Malaysia
38. Fabristeel Private Limited	Singapore
39. Frymaster L.L.C.	Louisiana
40. Garland Commercial Industries LLC	Delaware
41. Garland Commercial Ranges Limited	Canada
42. Kysor Business Trust	Delaware
43. Kysor Holdings, Inc.	Delaware
44. Kysor Industrial Corporation	Michigan

45. Kysor Industrial Corporation	Nevada
46. Kysor Nevada Holding Corporation	Nevada
47. Maas International (Deutschland) Verwaltungs-GmbH	Germany
48. Manitowoc Cayman Islands Funding Ltd.	Cayman Islands
49. Manitowoc Equipment Works, Inc.	Nevada
50. Manitowoc Foodservice (Luxembourg) S.à.r.l.	Luxembourg
51. Manitowoc Foodservice Companies, LLC	Wisconsin
52. Manitowoc Foodservice Germany Holding GmbH	Germany
53. Manitowoc Foodservice Holding, Inc.	Wisconsin
54. Manitowoc Foodservice UK Holding Limited	United Kingdom
55. Manitowoc FP, Inc.	Nevada
56. Manitowoc FSG Holding, LLC (DE)	Delaware
57. Manitowoc FSG International Holdings, Inc.	Nevada
58. Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V.	Mexico
59. Manitowoc FSG Mexico, SRL de C.V.	Mexico
60. Manitowoc FSG Operations, LLC	Nevada
61. Manitowoc FSG UK Limited	United Kingdom
62. Manitowoc TJ, SRL de C.V.	Mexico
63. Manston Limited	BVI
64. McCann’s Engineering & Manufacturing Co., LLC	California
65. Merrychef Limited	United Kingdom
66. MTW County Limited (UK) MTW County (Domestication) LLC	Delaware
67. Spengler GmbH & CO. KG	Germany
68. The Delfield Company LLC (DE)	Delaware
69. TRUpour Ltd.	Ireland
70. WELBILT (China) Foodservice Co., Ltd.	China
71. Welbilt (Foshan) Foodservice Co., Ltd.	China
72. WELBILT (Halesowen) Ltd.	United Kingdom
73. WELBILT (Shanghai) Foodservice Co., Ltd.	China
74. WELBILT Asia Pacific Private Limited	Singapore
75. Welbilt Deutschland GmbH	Germany
76. WELBILT Foodservice India Private Limited	India
77. WELBILT Foodservice Russia LLC	Russia
78. Welbilt FSG U.S. Holding, LLC	Delaware
79. Welbilt Holding Company	Delaware
80. WELBILT Iberia, SAU	Spain
81. Welbilt International AG	Switzerland
82. WELBILT Japan G.K.	Japan
83. Welbilt Manufacturing (Thailand) Ltd.	Thailand
84. Welbilt Mexico Services, S. de R.L. de C.V.	Mexico
85. Welbilt Middle East FZE	United Arab Emirates
86. Welbilt U.S. Domestic Corporation	Delaware
87. Welbilt UK Limited	United Kingdom
88. Welbilt, Inc.	Delaware
89. Westran Corporation	Michigan